                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Maura Pfeiffer
+1.267.946.1407	+1.267.964.1868
dmartin@enviri.com	mpfeiffer@enviri.com

FOR IMMEDIATE RELEASE

ENVIRI CORPORATION REPORTS SECOND QUARTER 2024 RESULTS

•Second Quarter Revenues Totaled $610 Million, Comparable with Prior Year Quarter; Organic Growth in the Quarter was 6 Percent

•Q2 GAAP Operating Income of $31 Million

•Adjusted EBITDA in Q2 Totaled $86 million, an Increase of 7 Percent Over the Prior-Year Quarter

•Credit Agreement Net Leverage Ratio Declined Further, to 3.9x at Quarter-End

•2024 Adjusted EBITDA Expected to be Within Range of $327 Million and $340 Million; Range Mid-Point is Unchanged

PHILADELPHIA (August 1, 2024) - Enviri Corporation (NYSE: NVRI) today reported second quarter 2024 results. Revenues in the second quarter of 2024 totaled $610 million, comparable with the prior-year quarter. GAAP operating income from continuing operations for the second quarter of 2024 was $31 million and Adjusted EBITDA was $86 million, an increase of 7 percent over the prior-year quarter.

On a U.S. GAAP ("GAAP") basis, the second quarter of 2024 diluted loss per share from continuing operations was $0.16, including certain contract adjustments in Harsco Rail and other unusual items. The adjusted diluted earnings per share from continuing operations in the second quarter of 2024 was $0.02. These figures compare with second quarter of 2023 GAAP diluted loss per share from continuing operations of $0.13, after unusual items including an asset impairment charge, strategic costs and an additional gain on a lease termination, and adjusted diluted earnings per share from continuing operations of $0.05.

“Enviri again delivered growth and favorable quarterly results supported by consistent execution in each of our three business units,” said Enviri Chairman and CEO Nick Grasberger. “Our results were supported by Clean Earth, which achieved record quarterly earnings against a challenging comparison period, and Harsco Rail, which achieved its highest adjusted earnings in some time due to higher demand. Also, Harsco Environmental results were better than anticipated due to operational execution and services demand. This performance, along with our focus on cash, drove our (Credit Agreement) leverage ratio below 4x, its lowest level since mid-2020. Our positive outlook for 2024 is also intact. In total, I’m pleased with the momentum in our businesses, and I am confident that our strategic initiatives along with debt reduction and stronger cash flow will create significant value for shareholders in the future.”

Enviri Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2024	Q2 2023
Revenues	$610	$609
Operating income/(loss) from continuing operations - GAAP	$31	$34
Diluted EPS from continuing operations - GAAP	$(0.16)	$(0.13)
Adjusted EBITDA - Non GAAP	$86	$81
Adjusted EBITDA margin - Non GAAP	14.1%	13.2%
Adjusted diluted EPS from continuing operations - Non GAAP	$0.02	$0.05
Note: Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Second Quarter Operating Results
Consolidated revenues from continuing operations were $610 million, which is comparable with the prior-year quarter. Foreign currency translation negatively impacted second quarter 2024 revenues by approximately $8 million compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $31 million for the second quarter of 2024, compared with GAAP operating income of $34 million in the same quarter of 2023. Meanwhile, Adjusted EBITDA totaled $86 million in the second quarter of 2024 versus $81 million in the second quarter of the prior year, an increase of 7 percent, with this increase driven by performance in the Clean Earth and Harsco Rail segments.

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Second Quarter Business Review

Harsco Environmental

($ in millions)	Q2 2024	Q2 2023
Revenues	$293	$290
Operating income (loss) - GAAP	$20	$13
Adjusted EBITDA - Non GAAP	$49	$53
Adjusted EBITDA margin - Non GAAP	16.8%	18.4%

Harsco Environmental revenues totaled $293 million in the second quarter of 2024, an increase of 1 percent compared with the prior-year quarter with the impact of higher services, demand for products and price increases partially offset by the impacts of FX translation and the Performix business divestiture. Excluding the FX impact and the divestiture of Performix, revenue growth was 6 percent. The segment's GAAP operating income and Adjusted EBITDA totaled $20 million and $49 million, respectively, in the second quarter of 2024. These figures compare with GAAP operating income of $13 million and Adjusted EBITDA of $53 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned impacts as well as a less favorable business mix and higher administrative costs (including compensation and severance costs). As a result, Harsco Environmental's Adjusted EBITDA margin was 16.8 percent in the second quarter of 2024 versus 18.4 percent in the comparable quarter of 2023.

Clean Earth

($ in millions)	Q2 2024	Q2 2023
Revenues	$236	$231
Operating income (loss) - GAAP	$24	$23
Adjusted EBITDA - Non GAAP	$38	$35
Adjusted EBITDA margin - Non GAAP	16.1%	15.0%

Clean Earth revenues totaled $236 million in the second quarter of 2024, a 2 percent increase over the prior-year quarter as a result of higher services pricing and volume growth. These positives were partially offset by the fact that the prior-year quarter benefited from a favorable pricing-dispute settlement with Stericycle. The segment's GAAP operating income was $24 million and Adjusted EBITDA was $38 million in the second quarter of 2024. These figures compare with GAAP operating income of $23 million and Adjusted EBITDA of $35 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects the above items as well as operating and cost initiatives. As a result, Clean Earth's Adjusted EBITDA margin increased to 16.1 percent in the second quarter of 2024 versus 15.0 percent in the comparable quarter of 2023.

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Harsco Rail

($ in millions)	Q2 2024	Q2 2023
Revenues	$81	$89
Operating income (loss) - GAAP	$(3)	$9
Adjusted EBITDA - Non GAAP	$7	$2
Adjusted EBITDA margin - Non GAAP	9.1%	2.1%

Harsco Rail revenues totaled $81 million in the second quarter of 2024, a 9% decrease over the prior-year quarter. Each period was impacted by ETO (Engineered to Order) contract adjustments for Rail's large European contracts, with an unfavorable year-over-year revenue impact from these adjustments of approximately $15 million. Excluding this impact, underlying revenues increased due to higher equipment and contracting services demand. The segment's GAAP operating loss was $3 million in the second quarter of 2024 versus GAAP operating income of $9 million in the prior-year quarter, with a year-over-year ETO contracts' impact similar to the above-mentioned (revenue) impact. Rail's Adjusted EBITDA was $7 million in the second quarter of 2024, compared with Adjusted EBITDA of $2 million in the prior-year period. The year-on-year change in adjusted earnings resulted mainly from higher equipment and services volumes (note: there is no year-over-year impact to adjusted earnings from the above referenced ETO contract adjustments).

Cash Flow
Net cash provided by operating activities was $39 million in the second quarter of 2024, compared with net cash used by operating activities of $9 million in the prior-year period. Adjusted free cash flow was $9 million in the second quarter of 2024, compared with $(51) million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to lower capital spending as well as the timing of accounts receivable and other working capital movements.

2024 Outlook
The Company's 2024 Adjusted EBITDA outlook is unchanged at the guidance mid-point and continues to point to earnings growth compared with 2023. This expectation is supported by stable economic conditions as well as growth and improvement initiatives, and anticipates that incremental currency translation headwinds related to May guidance are offset by operating performance. Key business drivers for each segment as well as other 2024 guidance details are below:

Harsco Environmental Adjusted EBITDA is projected to be comparable with prior-year results. Higher services volumes and pricing, site improvement initiatives and new contracts are expected to be partially offset by currency impacts, exited contracts, lower commodity prices and certain product volumes as well as personnel investments and the sale of Performix.
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Clean Earth Adjusted EBITDA is expected to increase versus 2023 as a result of higher services pricing (net of inflation) and efficiency initiatives, offsetting the impacts of a less favorable project-related business mix as well as certain other 2023 items not repeating (Stericycle settlement).

Harsco Rail Adjusted EBITDA is expected to increase versus 2023 as a result of higher demand and pricing for standard equipment offerings, technology products and contracted services, partially offset by lower contributions from aftermarket parts (volume and product mix driven).

Corporate spending is anticipated to be comparable with 2023.

2024 Full Year Outlook	Current	Prior
GAAP Operating Income	$128 - $141 million	$136 - $153 million
Adjusted EBITDA	$327 - $340 million	$325 - $342 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.42) - $(0.58)	$(0.26) - $(0.47)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.07 - $(0.09)	$0.12 - $(0.09)
Adjusted Free Cash Flow	$10 - $30 million	$10 - $30 million
Net Interest Expense, Excluding Any Unusual Items	$108 - $111 million	$106 - $111 million
Account Receivable Securitization Fees	$11 million	$10 - $11 million
Pension Expense (Non-Operating)	$17 million	$17 million
Tax Expense, Excluding Any Unusual Items	$31 - $34 million	$28 - $33 million
Net Capital Expenditures	$130 - $140 million	$130 - $140 million

Q3 2024 Outlook
GAAP Operating Income	$39 - $46 million
Adjusted EBITDA	$85 - $92 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.02 - $(0.06)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.01 - $0.08

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Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.enviri.com. The live call also can be accessed by dialing (833) 630-1956, or (412) 317-1837 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all, including the Company's ability to divest the Rail business in the future; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration, the long-term nature of customer contracts, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are
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uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible
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assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.

Organic growth: Organic growth is a non-GAAP financial measure that calculates the change in Total revenue, excluding the impacts resulting from foreign currency translation, acquisitions, divestitures and certain unusual items. The Company believes this measure provides investors with a supplemental understanding of underlying revenue trends by providing revenue growth on a consistent basis.
About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per share amounts)	2024	2023	2024		2023
Revenues from continuing operations:
Service revenues	$505,283	$481,963	$1,004,437		$943,523
Product revenues	104,710	127,053	205,873		226,198
Total revenues	609,993	609,016	1,210,310		1,169,721
Costs and expenses from continuing operations:
Cost of services sold	388,222	373,531	781,074		743,039
Cost of products sold	91,996	101,148	177,406		183,697
Selling, general and administrative expenses	90,454	86,801	177,580		168,662
Research and development expenses	943	1,019	1,804		1,539
Property, plant and equipment impairment charge	—	14,099	—		14,099
Remeasurement of long-lived assets	—	—	10,695		—
Other expense (income), net	7,123	(1,269)	4,683		(6,917)
Total costs and expenses	578,738	575,329	1,153,242		1,104,119
Operating income (loss) from continuing operations	31,255	33,687	57,068		65,602
Interest income	3,435	1,594	5,132		3,074
Interest expense	(27,934)	(26,409)	(56,056)		(51,404)
Facility fees and debt-related income (expense)	(2,920)	(2,730)	(5,709)		(5,093)
Defined benefit pension income (expense)	(4,166)	(5,400)	(8,342)		(10,729)
Income (loss) from continuing operations before income taxes and equity income	(330)	742	(7,907)		1,450
Income tax benefit (expense) from continuing operations	(10,020)	(15,331)	(17,935)		(23,348)
Equity income (loss) of unconsolidated entities, net	127	(309)	(122)		(442)
Income (loss) from continuing operations	(10,223)	(14,898)	(25,964)		(22,340)
Discontinued operations:
Income (loss) from discontinued businesses	(1,211)	(1,165)	(2,703)		(2,820)
Income tax benefit (expense) from discontinued businesses	314	225	701		732
Income (loss) from discontinued operations, net of tax	(897)	(940)	(2,002)		(2,088)
Net income (loss)	(11,120)	(15,838)	(27,966)		(24,428)
Less: Net loss (income) attributable to noncontrolling interests	(2,481)	4,399	(3,597)		3,464
Net income (loss) attributable to Enviri Corporation	$(13,601)	$(11,439)	$(31,563)		$(20,964)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(12,704)	$(10,499)	$(29,561)		$(18,876)
Income (loss) from discontinued operations, net of tax	(897)	(940)	(2,002)		(2,088)
Net income (loss) attributable to Enviri Corporation common stockholders	$(13,601)	$(11,439)	$(31,563)		$(20,964)

Weighted-average shares of common stock outstanding	80,146	79,816	80,045		79,725
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.16)	$(0.13)	$(0.37)		$(0.24)
Discontinued operations	$(0.01)	$(0.01)	(0.03)		(0.03)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.17)	$(0.14)	$(0.39)	(a)	$(0.26)	(a)

Diluted weighted-average shares of common stock outstanding	80,146	79,816	80,045		79,725
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.16)	$(0.13)	$(0.37)		$(0.24)
Discontinued operations	$(0.01)	$(0.01)	(0.03)		(0.03)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.17)	$(0.14)	$(0.39)	(a)	$(0.26)	(a)
(a) Does not total due to rounding
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	June 30 2024	December 31 2023
ASSETS
Current assets:
Cash and cash equivalents	$104,044	$121,239
Restricted cash	3,462	3,375
Trade accounts receivable, net	313,193	338,187
Other receivables	37,101	40,565
Inventories	188,503	189,369
Current portion of contract assets	70,067	64,875
Prepaid expenses	50,637	58,723
Other current assets	16,232	11,023
Total current assets	783,239	827,356
Property, plant and equipment, net	692,416	707,397
Right-of-use assets, net	101,281	102,891
Goodwill	770,858	780,978
Intangible assets, net	310,086	327,983
Deferred income tax assets	15,338	16,295
Other assets	95,449	91,798
Total assets	$2,768,667	$2,854,698
LIABILITIES
Current liabilities:
Short-term borrowings	$7,422	$14,871
Current maturities of long-term debt	17,752	15,558
Accounts payable	231,384	243,279
Accrued compensation	55,444	79,609
Income taxes payable	2,178	7,567
Reserve for forward losses on contracts	50,092	52,919
Current portion of advances on contracts	30,278	38,313
Current portion of operating lease liabilities	28,530	28,775
Other current liabilities	170,807	174,342
Total current liabilities	593,887	655,233
Long-term debt	1,417,776	1,401,437
Retirement plan liabilities	44,616	45,087
Operating lease liabilities	74,403	75,476
Environmental liabilities	24,540	25,682
Deferred tax liabilities	35,824	29,160
Other liabilities	48,823	47,215
Total liabilities	2,239,869	2,279,290
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,651	146,105
Additional paid-in capital	246,133	238,416
Accumulated other comprehensive loss	(552,548)	(539,694)
Retained earnings	1,496,757	1,528,320
Treasury stock	(851,327)	(849,996)
Total Enviri Corporation stockholders’ equity	485,666	523,151
Noncontrolling interests	43,132	52,257
Total equity	528,798	575,408
Total liabilities and equity	$2,768,667	$2,854,698

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(11,120)	$(15,838)	$(27,966)	$(24,428)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	37,026	34,457	73,946	67,496
Amortization	8,006	8,067	16,180	16,032
Deferred income tax (benefit) expense	2,326	7,678	5,771	7,622
Equity (income) loss of unconsolidated entities, net	(127)	309	122	442
Property, plant and equipment impairment charge	—	14,099	—	14,099
Remeasurement of long-lived assets	—	—	10,695	—
Other, net	196	3,137	968	4,146
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(6,793)	(41,850)	17,633	(56,383)
Inventories	1,312	582	(3,985)	(7,952)
Contract assets	(3,688)	(15,233)	(12,887)	(3,535)
Right-of-use assets	7,595	8,369	16,194	16,211
Accounts payable	7,965	(4,775)	(5,786)	12,960
Accrued interest payable	6,805	6,806	(15)	(192)
Accrued compensation	2,987	1,851	(22,544)	9,194
Advances on contracts	(5,503)	(7,387)	(7,121)	(12,978)
Operating lease liabilities	(7,664)	(7,588)	(15,876)	(14,790)
Retirement plan liabilities, net	(598)	(6,282)	(938)	(5,468)
Other assets and liabilities	311	4,876	(4,007)	5,714
Net cash (used) provided by operating activities	39,036	(8,722)	40,384	28,190
Cash flows from investing activities:
Purchases of property, plant and equipment	(33,639)	(44,195)	(60,520)	(66,341)
Proceeds from sale of businesses, net	16,588	—	16,588	—
Proceeds from sales of assets	3,271	616	7,584	1,439
Expenditures for intangible assets	(407)	(391)	(484)	(427)
Proceeds from note receivable	17,023	11,238	17,023	11,238
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	1,186	(1,196)	584	(2,408)
Other investing activities, net	(1)	52	—	84
Net cash (used) provided by investing activities	4,021	(33,876)	(19,225)	(56,415)
Cash flows from financing activities:
Short-term borrowings, net	5,865	3,630	(3,138)	601
Current maturities and long-term debt:
Additions	6,684	64,996	42,007	123,996
Reductions	(49,343)	(33,527)	(54,310)	(90,727)
Contributions from noncontrolling interests	—	1,654	874	1,654
Dividends paid to noncontrolling interests	(4,308)	—	(12,551)	—
Stock-based compensation - Employee taxes paid	(292)	(308)	(1,332)	(1,238)
Other financing activities, net	1	—	—	—
Net cash (used) provided by financing activities	(41,393)	36,445	(28,450)	34,286
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1,566)	(717)	(9,817)	(1,789)
Net increase (decrease) in cash and cash equivalents, including restricted cash	98	(6,870)	(17,108)	4,272
Cash and cash equivalents, including restricted cash, at beginning of period	107,408	96,236	124,614	85,094
Cash and cash equivalents, including restricted cash, at end of period	$107,506	$89,366	$107,506	$89,366
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	June 30, 2024		June 30, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$292,929	$20,286	$289,593	$12,733
Clean Earth	236,105	23,882	230,575	23,034
Harsco Rail	80,959	(3,089)	88,848	8,924
Corporate	—	(9,824)	—	(11,004)
Consolidated Totals	$609,993	$31,255	$609,016	$33,687

	Six Months Ended
	June 30, 2024		June 30, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$592,048	$39,874	$562,782	$35,018
Clean Earth	462,135	44,475	453,039	39,505
Harsco Rail	156,127	(12,150)	153,900	11,269
Corporate	—	(15,131)	—	(20,190)
Consolidated Totals	$1,210,310	$57,068	$1,169,721	$65,602

                                                13

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2024		2023	2024		2023
Diluted earnings (loss) per share from continuing operations, as reported	$(0.16)		$(0.13)	$(0.37)		$(0.24)
Corporate strategic costs (a)	0.01		0.02	0.02		0.03
Corporate net gain on sale of assets (b)	—		—	(0.04)		—
Corporate gain on note receivable (c)	(0.03)		—	(0.03)		—
Harsco Environmental segment intangible asset impairment charge (d)	0.04		—	0.04		—
Harsco Environmental segment net gain on lease incentive (e)	(0.01)		(0.04)	(0.01)		(0.12)
Harsco Environmental segment property, plant and equipment impairment charge, net of noncontrolling interest (f)	—		0.10	—		0.10
Harsco Environmental net gain on sale of business (g)	(0.02)		—	(0.02)		—
Harsco Rail segment remeasurement of long-lived assets (h)	—		—	0.13		—
Harsco Rail segment severance cost adjustment (i)	—		—	—		(0.01)
Harsco Rail segment provision for forward losses on certain contracts (j)	0.12		(0.09)	0.12		(0.09)
Taxes on above unusual items (k)	0.01		0.12	0.02		0.14
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.05)	(m)	(0.02)	(0.15)	(m)	(0.19)
Acquisition amortization expense, net of tax (l)	0.07		0.07	0.14		0.14
Adjusted diluted earnings (loss) per share from continuing operations	$0.02		$0.05	$(0.01)		$(0.05)
(a)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q2 2024 $0.8 million pre-tax expense and six months June 30, 2024 $1.5 million pre-tax expense; Q2 2023 $1.3 million pre-tax expense and six months June 30, 2023 $2.3 million pre-tax expense).
(b)Net gain recognized for the sale of certain assets by Corporate (six months June 30, 2024 $3.3 million pre-tax income).
(c)Gain recognized by Corporate due to the prepayment of a note receivable in April 2024 (Q2 and six months ended June 30, 2024 $2.7 million pre-tax income).
(d)Non-cash intangible asset impairment charge in the Harsco Environmental segment (Q2 and six months ended June 30, 2024 $2.8 million pre-tax expense).
(e)Gain, net of exit costs, recognized for a lease modification that resulted in a lease incentive received by the Harsco Environmental segment for a site relocation prior the end of the expected lease term (Q2 2023 $3.0 million pre-tax income; six months ended June 30, 2023 $9.8 million pre-tax income). An adjustment to the reserve for exit costs related to this site was recorded upon vacating the site in 2024 (Q2 and six months 2024 $0.5 million pre-tax income).
(f)Non-cash property, plant and equipment impairment charge related to abandoned equipment at a Harsco Environmental site, net of noncontrolling interest impact (Q2 2023 and six months ended 2023 net $7.9 million, which included $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(g)Net gain on the sale of Performix Metallurgical Additives, LLC, a former subsidiary of the Company within the Harsco Environmental segment, in April 2024 (Q2 and six months ended June 30, 2024 $1.9 million pre-tax income).
(h)Beginning in March 31, 2024, the Company determined that the held-for-sale criteria was no longer met for the Harsco Rail segment and a charge was recorded for the depreciation and amortization expense that would have been recognized during the periods that Rail's long-lived assets were classified as held-for-sale, had the assets been continuously classified as held-for-use (six months ended June 30, 2024 $10.7 million pre-tax expense).
(i)Adjustment to severance and related costs incurred in the Harsco Rail segment (six months ended June 30, 2023 $0.5 million pre-tax income).
(j)Adjustments to the Company's provision for forward losses on contracts with certain customers in the Harsco Rail segment, principally for Deutsche Bahn, Network Rail and SBB (Q2 and six months ended 2024 $9.4 million pre-tax expense; Q2 and six months ended 2023 $7.0 million pre-tax income).
(k)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect during the year the unusual item is recorded.
(l)Pre-tax acquisition amortization expense was $7.0 million and $7.1 million in Q2 2024 and 2023, respectively, and after-tax expense was $5.4 million and $5.5 million in Q2 2024 and 2023, respectively. Pre-tax acquisition amortization expense was $14.2 million and $14.1 million for the six months 2024 and 2023, respectively, and after-tax expense was $11.0 million and $10.9 million for the six months ended 2024 and 2023, respectively.
(m)Does not total due to rounding.

                                                14

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending			Twelve Months Ending
	September 30			December 31
	2024			2024
	Low		High	Low	High
Diluted earnings (loss) per share from continuing operations	$(0.06)		$0.02	$(0.58)	$(0.42)
Corporate strategic costs	—		—	0.02	0.02
Corporate net gain on sale of assets	—		—	(0.04)	(0.04)
Corporate gain from note receivable	—		—	(0.03)	(0.03)
Harsco Environmental segment adjustment to net gain on lease incentive	—		—	(0.01)	(0.01)
Harsco Environmental segment net gain on sale of business	—		—	(0.02)	(0.02)
Harsco Environmental segment intangible asset impairment charge	—		—	0.04	0.04
Harsco Rail segment remeasurement of long-lived assets	—		—	0.13	0.13
Harsco Rail segment provision for forward losses on certain contracts	—		—	0.12	0.12
Taxes on above unusual items	—		—	0.02	0.02
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.06)		0.02	(0.35)	(0.19)
Estimated acquisition amortization expense, net of tax	0.06		0.06	0.26	0.26
Adjusted diluted earnings (loss) per share from continuing operations	$0.01	(a)	$0.08	$(0.09)	$0.07
(a) Does not total due to rounding.

                                                15

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2024:
Operating income (loss), as reported	$20,286	$23,882	$(3,089)	$(9,824)	$31,255
Strategic costs	—	—	—	794	794
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Net gain on sale of business	(1,877)	—	—	—	(1,877)
Intangible asset impairment charge	2,840	—	—	—	2,840
Provision for forward losses on certain contracts	—	—	9,380	—	9,380
Operating income (loss), excluding unusual items	20,798	23,882	6,291	(9,030)	41,941
Depreciation	27,450	8,249	1,023	304	37,026
Amortization	975	5,989	67	—	7,031
Adjusted EBITDA	$49,223	$38,120	$7,381	$(8,726)	$85,998
Revenues, as reported	$292,929	$236,105	$80,959		$609,993
Adjusted EBITDA margin (%)	16.8%	16.1%	9.1%		14.1%

Three Months Ended June 30, 2023:
Operating income (loss), as reported	$12,733	$23,034	$8,924	$(11,004)	$33,687
Strategic costs	—	—	—	1,291	1,291
Corporate contingent consideration adjustments	—	—	—	—	0
Net gain on lease incentive	(3,000)	—	—	—	(3,000)
Property, plant and equipment impairment charge	14,099	—	—	—	14,099
Provision for forward losses on certain contracts	—	—	(7,032)	—	(7,032)
Operating income (loss), excluding unusual items	23,832	23,034	1,892	(9,713)	39,045
Depreciation	28,354	5,547	—	556	34,457
Amortization	1,008	6,113	—	—	7,121
Adjusted EBITDA	$53,194	$34,694	$1,892	$(9,157)	$80,623
Revenues, as reported	$289,593	$230,575	$88,848		$609,016
Adjusted EBITDA margin (%)	18.4%	15.0%	2.1%		13.2%

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail		Corporate	Consolidated Totals

Six Months Ended June 30, 2024:
Operating income (loss), as reported	$39,874	$44,475	$(12,150)		$(15,131)	$57,068
Strategic costs	—	—	—		1,475	1,475
Net gain on sale of assets	—	—	—		(3,281)	(3,281)
Adjustment to net gain on lease incentive	(451)	—	—		—	(451)
Net gain on sale of business	(1,877)	—	—		—	(1,877)
Intangible asset impairment charge	2,840	—	—		—	2,840
Remeasurement of long-lived assets	—	—	10,695	—	—	10,695
Provision for forward losses on certain contracts	—	—	9,380		—	9,380
Operating income (loss), excluding unusual items	40,386	44,475	7,925		(16,937)	75,849
Depreciation	56,239	15,662	1,384		661	73,946
Amortization	1,993	12,156	89		—	14,238
Adjusted EBITDA	98,618	72,293	9,398		(16,276)	164,033
Revenues, as reported	$592,048	$462,135	$156,127			$1,210,310
Adjusted EBITDA margin (%)	16.7%	15.6%	6.0%			13.6%

Six Months Ended June 30, 2023:
Operating income (loss), as reported	$35,018	$39,505	11,269		$(20,190)	$65,602
Strategic costs	—	—	—		2,337	2,337
Net gain on lease incentive	(9,782)	—	—		—	(9,782)
Property, plant and equipment impairment charge	14,099	—	—		—	14,099
Severance costs	—	—	(537)		—	(537)
Provision for forward losses on certain contracts	—	—	(7,032)		—	(7,032)
Operating income (loss), excluding unusual items	39,335	39,505	3,700		(17,853)	64,687
Depreciation	55,914	10,474	—		1,108	67,496
Amortization	2,007	12,142	—		—	14,149
Adjusted EBITDA	97,256	62,121	3,700		(16,745)	146,332
Revenues, as reported	$562,782	$453,039	$153,900			$1,169,721
Adjusted EBITDA margin (%)	17.3%	13.7%	2.4%			12.5%
                                                17

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(10,223)	$(14,898)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(127)	309
Income tax (benefit) expense	10,020	15,331
Defined benefit pension expense (income)	4,166	5,400
Facility fees and debt-related expense (income)	2,920	2,730
Interest expense	27,934	26,409
Interest income	(3,435)	(1,594)
Depreciation	37,026	34,457
Amortization	7,031	7,121

Unusual items:
Corporate strategic costs	794	1,291
Harsco Environmental segment net gain on lease incentive	(451)	(3,000)
Harsco Environmental segment property, plant and equipment impairment charge	—	14,099
Harsco Environmental segment net gain on sale of business	(1,877)	—
Harsco Environmental segment intangible asset impairment charge	2,840	—
Harsco Rail segment provision for forward losses on certain contracts	9,380	(7,032)
Consolidated Adjusted EBITDA	$85,998	$80,623

                                                18

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Six Months Ended June 30
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(25,964)	$(22,340)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	122	442
Income tax (benefit) expense	17,935	23,348
Defined benefit pension expense	8,342	10,729
Facility fee and debt-related expense	5,709	5,093
Interest expense	56,056	51,404
Interest income	(5,132)	(3,074)
Depreciation	73,946	67,496
Amortization	14,238	14,149

Unusual items:
Corporate strategic costs	1,475	2,337
Corporate net gain on sale of assets	(3,281)	—
Harsco Environmental segment net gain on lease incentive	(451)	(9,782)
Harsco Environmental segment property, plant and equipment impairment charge	—	14,099
Harsco Environmental segment net gain from sale of business	(1,877)	—
Harsco Environmental segment intangible asset impairment charge	2,840	—
Harsco Rail segment severance costs	—	(537)
Harsco Rail segment remeasurement of long-lived assets	10,695	—
Harsco Rail segment provision for forward losses on certain contracts	9,380	(7,032)
Adjusted EBITDA	$164,033	$146,332

                                                19

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected			Projected
	Three Months Ending			Twelve Months Ending
	September 30			December 31
	2024			2024
(In millions)	Low		High	Low		High
Consolidated loss from continuing operations	$(3)		$3	$(41)		$(27)

Add back (deduct):
Income tax (income) expense	7		9	31		34
Facility fees and debt-related (income) expense	3		3	11		11
Net interest	28		27	108		105
Defined benefit pension (income) expense	5		4	17		17
Depreciation and amortization	46		46	180		180

Unusual items:
Corporate strategic costs	—		—	1		1
Corporate net gain on sale of assets	—		—	(3)		(3)
Harsco Environmental segment adjustment to net gain on lease incentive	—		—	—		—
Harsco Environmental segment net gain on sale of business	—		—	(2)		(2)
Harsco Environmental segment intangible asset impairment charge	—		—	3		3
Harsco Rail segment remeasurement of long-lived assets	—		—	11		11
Harsco Rail segment provision for forward losses on certain contracts	—		—	9		9
Consolidated Adjusted EBITDA	$85	(a)	$92	$327	(a)	$340	(a)
(a) Does not total due to rounding.

                                                20

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2024	2023	2024	2023
Net cash provided (used) by operating activities	$39,036	$(8,722)	$40,384	$28,190
Less capital expenditures	(33,639)	(44,195)	(60,520)	(66,341)
Less expenditures for intangible assets	(407)	(391)	(484)	(427)
Plus capital expenditures for strategic ventures (a)	297	1,465	1,450	1,951
Plus total proceeds from sales of assets (b)	3,271	616	7,584	1,439
Plus transaction-related expenditures (c)	940	128	4,440	128
Adjusted free cash flow	$9,498	$(51,099)	$(7,146)	$(35,060)

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The six months ended June 30, 2024 included asset sales primarily by Corporate, in addition to Harsco Environmental.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                21

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2024
(In millions)	Low	High
Net cash provided by operating activities	$132	$162
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Plus transaction-related expenditures	4	4
Adjusted free cash flow	$10	$30

                                                22

ENVIRI CORPORATION RECONCILIATION OF CHANGES IN REVENUES FROM ORGANIC GROWTH TO CHANGES IN REVENUES, AS REPORTED (Unaudited)

	Three Months Ended
(in millions)	Organic	Other	Total
Total revenues - June 30, 2023			$609.0

Effects on revenues:
Price/volume changes	36.5	—	36.5
Foreign currency translation	—	(8.0)	(8.0)
Harsco Environmental segment new and lost contracts	0.7	—	0.7
Harsco Environmental segment divestiture of Performix Metallurgical Additives, LLC	—	(7.2)	(7.2)
Clean Earth segment pricing settlement with Stericycle, Inc.	—	(6.0)	(6.0)
Harsco Rail segment adjustments from estimated forward loss provisions on certain contracts (a)	—	(15.0)	(15.0)
Total change	37.2	(36.2)	1.0
Total revenues - June 30, 2024			$610.0
Total change %	6.1%	(5.9)%	0.2%

(a) Change in revenue adjustments as a result of estimated forward loss provisions recorded by Harsco Rail during the three months ended June 30, 2024 and 2023, principally for the Deutsche Bahn, Network Rail and SBB contracts.

                                                23